Exhibit 10.20

AGREEMENT OF LEASE

BETWEEN

GANESH MANAGEMENT, LLC,

a New York limited liability company

LANDLORD

AND

CAIS ACQUISITION LLC,

a Delaware limited liability company

TENANT

16,000 square feet at the

Premises located at

39-40 30th Street

Long Island City, New York 11101

Dated: January 4, 2005

i

Exhibit A - Floor Plan

ii

AGREEMENT OF LEASE made the 4th day of January 2005, between GANESH MANAGEMENT, LLC, a New York limited liability company, having its office at 39-40 30th Street, Long Island City, New York 11101 (hereinafter called “Landlord”), and CAIS ACQUISITION LLC, a Delaware limited liability company, having offices at 39-40 30th Street, Long Island City, New York 11101 (hereinafter called “Tenant”).

WITNESSETH:

ARTICLE 1

Demised Premises and Lease Term

Section 1.1 Landlord is the fee owner of the land (the “Land”) and the building on the premises generally known as and by the street address of 39049 30th Street, Long Island City, New York 11101 (the “Building”).

Section 1.2 Subject to the terms, covenants and conditions of this Lease, Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the Demised Premises as hereinafter defined. Landlord certifies that the Demised Premises shall consist of 16,000 square feet of rentable floor space of the Building, as shown on the floor plan thereof annexed hereto and made a part hereof as Exhibit A. Tenant approves and accepts the aforesaid calculations for the purposes of this Lease, and has examined and accepts the aforesaid floor plan.

Section 1.3 The term of this Lease shall be one (1) year, measured from the Commencement Date, as hereinafter defined, plus if the Commencement Date is other than the first day of the month, the number of days between the Commencement Date and the end of the calendar month in which the Commencement Date occurs.

Section 1.4 Landlord shall deliver possession of the Demised Premises to Tenant in “as is” condition, in the existing condition and state of repair as of the date hereof. Tenant further agrees that no representations, statements or warranties, express or implied, have been made by or on behalf of Landlord and Tenant has not relied on any representations, statements or warranties, express or implied, in respect of the Demised Premises or in respect of the condition thereof or the present or future use or occupation that may be made thereof, the zoning or other Requirements, transferable development rights, encumbrances thereon, appurtenances, or title thereto (except as may be expressly set forth in this Lease). Requirements shall mean any and all present and future laws, rules, orders, ordinances regulations statutes and requirements of any governmental authority. To the best of Landlord’s knowledge, the building is in compliance with local zoning ordinances and applicable law.

Section 1.5 This Lease and Tenant’s obligation to pay the Basic Rent (as hereinafter defined) and additional rent shall commence (the “Commencement Date”) as of the date of this Lease.

ARTICLE 2

Basic Rent and Additional Rent

Section 2.1 (a) Tenant covenants and agrees, as conditions of this Lease, to keep and abide by all of the terms, covenants and conditions of this Lease on the part of Tenant to be performed and to pay the Basic Rent as set forth below:

Lease Year	Annual Rent	Monthly Rent
1	$368,000.00	$30,666.67

For Tenant’s convenience, Basic Rent shall be payable in equal monthly installments on the first day of each month during the term in advance. If the Commencement Date occurs on a day other than the first day of the month, Basic Rent for the first month of the term shall be apportioned. Such first month’s rent shall be due and payable on Tenant’s execution of this Lease.

Section 2.2 For the purposes of determining Tenant’s share of all other expenses for the Building, the parties agree that the total area of the Building is 20,000 square feet; that the Demised Premises contain 16,000 square feet and that the percentage chargeable to Tenant for expenses is Eighty (80%) percent (which percentage is herein referred to as “Tenant’s Proportionate Share”). Except as specifically provided according to the terms of this Lease, the parties agree that the rentable square feet of the Demised Premises and Tenant’s Proportionate Share shall not be re-measured during the term of this Lease.

Section 2.3 Tenant shall pay as additional rent Tenant’s Proportionate Share of any and all actual, reasonable fees, costs and expenses, related to the maintenance and upkeep of the Building in which the Demised Premises is located which Landlord demonstrates are in excess of reasonable office use, including but not limited to those costs associated with landscaping maintenance, insurance, sprinkler system, alarm systems, Building maintenance, water charges and service, refuse collection, security, electric, water, gas, heating oil, telephone, maintenance of heat, equipment, central alarm system monitoring and repair, sewer charges, and any other utilities and building systems in use at the Premises. Tenant’s payment of Base Rent shall satisfy Tenant’s payment of the expenses outlined above and Tenant shall only be obligated to make an additional payment for said expenses if Tenant’s usage is in excess of reasonable office use.

Section 2.4 Tenant’s payment of general real property taxes for the Demised Premises are included in Tenant’s payment of Basic Rent. In the event of any special assessment, Tenant shall pay to Landlord as additional rent, within thirty (30) days after the same shall be paid by Landlord, an amount equal to Tenant’s Proportionate Share of any assessment or installment thereof for public betterments or improvements which may be levied from the date of execution of this Lease upon the Real Property. If Landlord shall take the benefit of the provisions of any statute or ordinance permitting any such assessment to be paid over a period of time, Tenant shall be obligated to pay only the said percentage of the installments of any such assessments, together with interest thereon which shall become due and paid during the term of this Lease and any extension thereof.

Section 2.5 It is agreed between the parties hereto that in addition to the items of additional rent specified herein, Tenant will pay all increases in real property taxes which may be attributable to additions or improvements to the Demised Premises made by Tenant, or on Tenant’s behalf at Tenant’s direction. Payments of these items of real property taxes if paid by Landlord, shall be reimbursed by Tenant to Landlord no later than twenty (20) days after Landlord’s demand therefor. Rather than making the payments of these items directly and then being reimbursed by Tenant, Landlord may require Tenant to make such payments to Landlord, in which event Tenant shall make such payment to Landlord no later than twenty (20) days prior to the date the same are due and payable to the appropriate taxing authority, and, upon Landlord’s collection of the payment from Tenant, Landlord shall be obliged to make such payments directly to the taxing authority.

Section 2.6 The payments due from Tenant to Landlord under this Article 2 shall be, and hereby are deemed, additional rent and may be collected as such, and Tenant’s obligation to pay the same shall survive the expiration or earlier termination of this Lease.

Section 2.7 Basic Rent and additional rent and all other charges payable under this Lease shall be paid in lawful money of the United States at the office of Landlord or at such other place as Landlord may from time to time designate, in advance.

ARTICLE 3

Use - Name of Building

Section 3.1 Tenant may use and occupy the Demised Premises for general and executive offices and warehouse of Tenant, and for no other use. The Building may be designated and known by any name Landlord may reasonably choose, and such name may be changed from time to time at Landlord’s sole discretion.

ARTICLE 4

Repairs

Section 4.1 Tenant shall take good care of the Demised Premises and the fixtures and appurtenances therein. All damage or injury to the Demised Premises and to such fixtures and appurtenances, or to the Building, or to its fixtures, appurtenances and equipment, excluding normal wear and tear caused by Tenant’s moving property in and out of the Building or the Demised Premises, or by installation or removal of fixtures, furniture or other property, or from any other cause, shall be repaired, restored or replaced promptly by Tenant, at its sole cost and expense. All repairs, restorations and replacements shall be in quality and class equal to the original work or installations. If Tenant fails to make such repairs, restorations or replacements, the same may be made by Landlord, at Tenant’s expense, and the amounts spent by Landlord shall be collectible as additional rent, to be paid by Tenant within fifteen (15) days after rendition of a bill by Landlord.

Section 4.2 Except as arising solely out of Landlord’s negligence, there shall be no allowance to Tenant for a diminution of rental value, and no liability on Landlord’s part, by reason of inconvenience, annoyance or injury to Tenant’s business arising from the making of repairs, alteration, additions or improvements in or to the Demised Premises or the Building, or to the fixtures, appurtenances or equipment thereof, by Landlord, Tenant or others. Landlord will use reasonable efforts to not interrupt Tenant’s use and enjoyment of the Demised Premises when making such repairs, alterations, additions or improvements, but the obligation to use best efforts shall not require Landlord to employ overtime labor or pay any premium or surcharge for labor or materials.

Section 4.3 (a) Subject to the provisions of Section 4.3(b), Tenant, at Tenant’s sole cost and expense, will keep and maintain the Demised Premises and all fixtures and equipment located therein in a clean, safe and sanitary condition, will take good care thereof, in accordance with the terms of this Lease, and will suffer no waste or injury thereto, and will, at the expiration or other termination of the term of this Lease, surrender the Demised Premises broom clean, in the same order and condition in which they are in on the Commencement Date, ordinary wear and tear excepted.

(b) Landlord shall repair, maintain and replace, as necessary (i) the Building shell and other structural portions of the Building (including the roof and foundations), (ii) the basic heating, ventilating, air conditioning (“HVAC”), sprinkler and electrical systems within the Building core and standard conduits, connections and distribution systems thereof within the Demised Premises, and (iii) the common areas of the Building, all in first-class condition and repair, provided any repair, maintenance or replacement was not necessitated by the negligence of the Tenant, in which case, Tenant shall be responsible for the cost of said repair or maintenance or replacement.

ARTICLE 5

Changes, Alterations, Etc.

Section 5.1 Tenant shall make no alterations, installations, additions or improvements, whether structural or nonstructural, except those of a decorative nature, in or to the Demised Premises without the prior written consent of Landlord, such consent not to be unreasonably withheld, conditioned or delayed. All fixtures and all paneling, partitions, railings and like installations and all equipment and machinery installed in, or in connection with Tenant’s use or occupancy of the Demised Premises at any time, either by Tenant or by Landlord on Tenant’s behalf shall, upon installation, become the property of Landlord and shall remain upon and be surrendered with the Demised Premises. Nothing in this section shall be construed to give Landlord title to, or to prevent Tenant’s removal of, trade fixtures, moveable office furniture and moveable equipment. All such property permitted or required to be removed by Tenant prior to expiration of the term of this Lease and not removed by Tenant prior to such expiration shall be deemed abandoned, and shall become Landlord’s property. Tenant agrees that Landlord may remove and dispose of any such abandoned property. Tenant agrees to reimburse Landlord, within ten (10) days from the rendition of a bill by Landlord to Tenant, for all costs and expenses reasonably incurred by Landlord in removing and disposing of any such abandoned property or property which Landlord had removed on behalf of Tenant and in repairing any damage to the Building or Demised Premises caused by such removal. Tenant agrees to indemnify and hold Landlord harmless for any loss, damage or claim relating to Landlord’s removal or disposition of such abandoned property by any person that may claim ownership of, or an interest in, such property.

Section 5.2 Mechanic’s Liens - Any mechanic’s lien filed against the Demised Premises or the Building for work done or claimed to have been done for, or materials furnished to, Tenant shall be discharged by Tenant, at Tenant’s expense, by payment, filing of the bond required by law or otherwise within fifteen (15) days of notice of the filing.

ARTICLE 6

Compliance with Laws/Environmental Provision

Section 6.1 Tenant shall promptly execute and comply with all statutes, ordinances, rules, orders, regulations and requirements (including those which require structural alterations) of and permits issued by the federal, state, county and local government and of any and all their departments and bureaus applicable to the Demised Premises, including, without limitation, those for the correction, prevention or abatement of nuisances or other grievances in, upon, or connected with the Demised Premises during the Term; and shall also promptly comply with and execute all rules, orders and regulations of the New York Board of Fire Underwriters for the prevention of fires at the Tenant’s own cost and expense. In the event Tenant is required to make a structural alteration which shall arise only if such structural alterations is necessitated by Tenant’s particular use of the Demised Premises, then Tenant shall be responsible for the cost of such alteration. Notwithstanding the foregoing, Tenant shall not be responsible for conditions, which are not in compliance with applicable law existing as of the Commencement Date.

Section 6.2 Tenant shall operate the Demised Premises in compliance with all Environmental Laws (hereinafter defined) and shall keep and cause the Demised Premises to be kept free of Hazardous Materials (hereafter defined) except minimal amounts of cleaning products customary for office use. Without limiting the foregoing, Tenant shall not cause or permit the Demised Premises to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials, except in compliance with all applicable federal, state and local laws or regulations, nor shall Tenant cause or permit, as a result of any intentional or unintentional act or omission on the part of Tenant or any Tenant Party (as defined below), a release of Hazardous Materials onto the Demised Premises or onto any other property. Tenant shall comply with and ensure compliance by all directors, officers, employees, shareholders, agents, contractors, customers, licensees and invitees of Tenant and all subtenants and assignees, and all directors, shareholders, officers, employees, agents, contractors, customers, licensees and invitees of all subtenants and assignees (each, a “Tenant Party”) with all applicable federal, state and local laws, ordinances, rules and regulations, whenever and by whomever triggered, and shall obtain and comply with, and ensure that all Tenant Parties obtain and comply with, any and all approvals, registrations or permits required thereunder including, without limitation, air quality and fuel storage permits. Except as it relates to a violation of Environmental Laws caused by Landlord or Landlord’s agent, Tenant shall (i) conduct and complete all investigations, studies, samplings, and testing, and all remedial removal, and other actions necessary to clean up and remove all Hazardous Materials, on, from, or affecting the Demised Premises (A) in accordance with all applicable federal, state and local laws, ordinances, rules, regulations, and policies, (B) to the reasonable satisfaction of Landlord, and (C) in accordance with the orders and directives of all federal, state, and local governmental authorities, and (ii) defend, indemnify, and hold harmless Landlord, its affiliates, trustees, agents, employees, officers, directors, shareholders, successors and assigns from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way related to, (A) violations of Environmental Laws by Tenant Parties, (B) the presence, disposal, release, or threatened release of any Hazardous Materials which are on, from, or affecting the soil, water, vegetation, buildings, personal property, persons, animals, or otherwise arising from the actions of Tenant Parties; (C) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials; (D) any lawsuit brought or threatened, settlement reached, or government order relating to breach of such Environmental Laws by Tenant Parties including, without limitation, those relating to Hazardous Materials; and/or (E) any violation by Tenant Parties of laws, orders, regulations, requirements, or demands of government authorities, which are based upon or in any way related to the environment or such Hazardous Materials, including, without limitation, reasonable attorney and consultant fees, investigation and laboratory fees, court costs, and litigation expenses; provided, however, that Tenant shall not be responsible for any environmental condition existing as of the date hereof (except to the extent exacerbated by Tenant), or any Hazardous Materials (as hereinafter defined) which migrate to the Demised Premises (except to the extent contributed to by Tenant). The foregoing indemnity shall survive the expiration or other termination of this Lease. At the expiration of this Lease or in the event this Lease is terminated, or Tenant is dispossessed, Tenant shall deliver the Demised Premises to Landlord free of any and all Hazardous Materials which were introduced to the Demised Premises during the Term of this Lease by Tenant or its contractors, sublessees, invitees, or occupants, and the condition of the Demised Premises shall conform with all applicable federal, state and local laws, ordinances, rules or regulations affecting the Demised Premises including, without limitation, Environmental Laws, except to the extent any of said conditions were not caused by Tenant or its contractors, sublessees, invitees or occupants. Tenant shall not be responsible for environmental conditions which existed prior to the Commencement Date, except to the extent exacerbated by Tenant. For purposes of this paragraph, “Hazardous Materials” includes, but shall not be limited to: (i) asbestos in any form; (ii) urea formaldehyde foam insulation; (iii) transformers or other equipment which contain dialectic fluid containing levels of polychlorinated byphenyls (PCBs) in excess of 50 parts per million; (iv) lead paint; (v) any substance deemed hazardous or toxic, or required to be disclosed, reported, treated, removed, disposes of or cleaned up by an applicable Environmental Law; (vi) any other substance or material to which exposure is prohibited, limited or regulated by any Governmental Authority; (vii) any substance or mixture which is or shall be listed, defined, or otherwise determined by any agency or court to be hazardous, toxic, dangerous or otherwise regulated, affected, controlled or giving rise to liability under any Environmental Law: (viii) polychlorinated biphenyls (PCBs); (iv) radon gas; (x) laboratory wastes; (xi) genetically engineered microbes and other recombinant DNA products; (xii) petroleum, crude oil, natural gas, natural gas liquid, liquefied natural gas, other petroleum products, or synthetic gas useable as fuel; and (xiii) “source,” “special nuclear” and “by-products” material, as defined in the Atomic Energy Act of 1954, 42 U.S.C. § 3011 et seq.

Section 6.3 The term “Environmental Law” shall mean any federal, state or local environmental or health or safety law, regulation or rules including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. § 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Solid and Hazardous Waste Amendments of 1984, 42 U.S.C. § 6901 et seq.; the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C.

§ 1251 et seq.; the Toxic Substances Control Act of 1976, 15 U.S.C. § 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. § 11001 et seq.; the Clean Air Act of 1966, as amended, 42 U.S.C. § 741 et seq.; the National Environmental Policy Act of 1975, 42 U.S.C. § 4321; the Rivers and Harbors Act of 1899, 33 U.S.C. § 401 et seq.; the Endangered Species Act of 1973, as amended, 16 .S.C. § 1531 et seq.; the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. § 651 et seq.; the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. § 300(f) et seq.; the Hazardous Materials Transportation Act, 42 U.S.C. §§ 1471, 1472, 1655m 1801 et seq.; the Federal Insecticide, Fungicide & Rodenticide Act, 7 U.S.C. § 136 et seq.; the Atomic Energy Act, 42 U.S.C. § 3011 et seq., and any other rule, guidance or common law which relates to (a) the existence and/or remedy of contamination on property, (b) the protection of persons, property, animals, or the environment from any hazardous material exposure or contamination to Hazardous Substance radiation or other emanations; (c) the use generation, storage, removal, recovery, treatment, transport, disposal, and control of Hazardous Substance, including hazardous wastes and building materials; (d) the prevention of, control of, or response to the exposure of employees or other persons to any hazardous material or radiation; or (e) the prevention of, control of, or response to the emission or discharge of Hazardous Substance in the workplace or environment.

Section 6.4 If Tenant receives any notice of (i) the happening of any event involving the presence, spill, release, leak, seepage, discharge or cleanup of any Hazardous Material on, to or from the Demised Premises, or (ii) any complaint, order, citation or notice with regard to air emissions, water discharge or any other environmental, health or safety matter affecting Tenant or the Demised Premises, then Tenant shall promptly notify Landlord in writing of said notice.

Section 6.5 During the Term, Landlord or its designee, provided Landlord has a reasonable good faith basis to believe that the Demised Premises has been affected by Hazardous Materials, may, at Tenant’s sole cost and expense, conduct such investigations and tests as Landlord deems necessary to determine whether the Demised Premises and the operation thereof are in compliance with all Environmental Laws.

ARTICLE 7

Assignment. Subletting. Mortgaging. Etc.

Section 7.1 Tenant shall not, by operation of law or otherwise, assign, mortgage, hypothecate or encumber this Lease, or sublet or permit the Demised Premises or any part thereof to be used or occupied by others, without Landlord’s prior written consent, in each instance, except that Tenant may, provided it is not then in default hereunder beyond any applicable grace and notice period provided herein for the cure thereof, sublet all or any portion of the Demised Premises or assign all its interest in this Lease to its parent company or a corporation or other entity under common control with Tenant or a subsidiary or affiliate of it or its parent company, or to a corporation or other entity in which it is merged, consolidated or acquired by, or to which all or substantially all of its assets are sold (each of which entity is hereinafter referred to as a “Permitted Transferee”), in which event, Tenant shall (within thirty (30) days subsequent to the assignment or subletting, as the case may be) give Landlord written notice of such subletting or assignment, as the case may be, such notice to be accompanied by an agreement executed by the subtenant with such subtenant agreeing, to the extent of the term of the sublease and the portion of the Demised Premises so sublet, to perform Tenant’s obligations hereunder in the event of a subletting or by an assumption agreement executed in recordable form by Tenant and the proposed assignee in the event of an assignment, each of which agreements must in all respects be reasonably acceptable to Landlord. Any mortgage, hypothecation, sale, transfer or other disposition of any (i) partnership interest in Tenant (other than a transfer of an existing interest from one partner to another existing partner) if Tenant is a partnership or (ii) stock or voting rights in Tenant (other than a transfer from an existing shareholder to another existing shareholder or whose shares are traded on a publicly listed stock exchange) if Tenant shall be a corporation, as the case may be, shall be deemed to be an assignment of this Lease. The consent of Landlord to any assignment or subletting shall not (i) be deemed or construed to constitute a waiver of the provisions of this Section or (ii) relieve Tenant of the obligation, as a condition precedent, from first obtaining Landlord’s express written consent to any further assignment or subletting. If this Lease be assigned or if the Demised Premises or any part thereof be underlet or occupied by anybody other than Tenant, Landlord may collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of the prohibition on assignment, subletting and occupancy contained in this Article 7, or the acceptance of the assignee, undertenant or occupant, as tenant, or a release of Tenant or any guarantor of Tenant’s performance under this Lease from their obligations under this Lease and guaranty, respectively.

Section 7.2 Upon the submission by Tenant of the information required by Section 7.2 hereof, Landlord shall have thirty (30) days within which to determine whether or not to request an assignment of this Lease from Tenant or, in the alternative, within which to consent to or to reject the assignee or subtenant, as the case may be, proposed by Tenant. If, within such thirty (30) day period, Landlord advises Tenant that it will recapture this Lease, Tenant will, within thirty (30) days after such notification, execute and deliver to Landlord or to Landlord’s designee, an unconditional assignment of this Lease, in form and substance reasonably satisfactory to Landlord, effective within thirty (30) days thereafter. Notwithstanding the foregoing, in the event Landlord elects to recapture this Lease, Tenant may withdraw the request within ten (10) days of Landlord’s election and the Lease shall continue in its present form. Tenant shall not be entitled to consideration or payment from Landlord (or Landlord’s designee) in connection with any such assignment. It is the intention of the parties that such assignment to Landlord or to Landlord’s designee, as a means of recapture, shall be without any cost whatsoever to Landlord. If Landlord consents to the proposed assignment or subletting, as the case may be, requested by Tenant, Tenant shall be free to assign this Lease to the proposed assignee or sublet the Demised Premises to the proposed subtenant, as the case may be, for a period of ninety (90) days after the date of Landlord’s consent, which consent shall lapse, cease and terminate if the assignment is not accomplished within that ninety (90) day period. If Landlord fails or omits to give notice to Tenant within ninety (90) days of its receipt of the information required by Section 7.2 hereof, Landlord shall be deemed to have rejected the assignee or subtenant, as the case may be, proposed by Tenant. In the event that Landlord shall, pursuant to Section 7.2 of this Lease, consent to any proposed assignment or sublease, as the case may be, Tenant must within thirty (30) days of such consent by Landlord, furnish Landlord with (i) an assignment of this Lease to the assignee executed in recordable form by Tenant accompanied by an assumption agreement executed in recordable form by Tenant and the proposed assignee in the case of an assignment, or (ii) a sublease executed in recordable form by

Tenant and the subtenant and an agreement (enforceable by Landlord) executed in recordable form by Tenant and the subtenant with such subtenant agreeing to perform Tenant’s obligations under this Lease in the case of a sublease, each of which assignment, sublease and agreement must in all respects be reasonably acceptable to Landlord. If Landlord exercises its option to terminate this Lease, then this Lease shall terminate on the proposed assignment or sublease commencement date specified in Section 7.2 and all Basic Rent and additional rent shall be paid and apportioned to such date.

Section 7.3 Tenant covenants and agrees that each assignment of this Lease or subletting of the Demised Premises entered into by Tenant that requires Landlord’s approval or consent shall contain an express provision conditioning the validity and effectiveness of the assignment or subletting, as the case may be, and the rights thereunder of assignee or subtenant, as the case may be, to Landlord’s approval of the assignment or subletting, as the case may be. If it is judicially determined that Landlord had no right to withhold, delay or condition its consent to a proposed assignment or subletting, Landlord’s sole obligation and liability shall be limited to the granting of such consent promptly subsequent to that judicial determination.

Section 7.4 Tenant shall reimburse Landlord within twenty (20) days for any costs that may be incurred by Landlord in connection with any proposed assignment or sublease, including, without limitation, the costs of making investigations as to the acceptability of the proposed assignee or subtenant, and reasonable legal fees and costs incurred in connection with considering any requested consent, not to exceed $1,500.00.

ARTICLE 8

Indemnification by Tenant

Section 8.1 Tenant shall defend (with counsel reasonably satisfactory to Landlord) and indemnify and hold harmless Landlord and Landlord’s directors, officers, employees and agents against any claim, expense, loss, or liability paid, suffered or incurred as the result of (a) any breach, violation or non-performance by Tenant, its agents, directors, officers, employees, contractors (and its and their employees), and/or licensees of any covenant, condition or agreement of this Lease on Tenant’s part to be fulfilled, kept, observed and performed, (b) any and all claims against Landlord of whatever nature arising from any act, wrongful omission or negligence of Tenant, its agents, directors, officers, employees, contractors (and its and their employees), and/or licensees, (c) all claims against Landlord arising from any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring during the term of this Lease in or about the Demised Premises, and (d) all claims against Landlord arising from any accident, injury or damage occurring outside of the Demised Premises but anywhere within or about the Building, where such accident, injury or damage results or is claimed to have resulted from an act or wrongful omission of Tenant or Tenant’s agents, directors, officers, employees, contractors (and its and their employees), and/or licensees, except those losses or claims materially caused by Landlord’s negligence or willful misconduct. Tenant shall not be entitled to assert any claims for damages to personal property, fixtures, installations or improvements, or to assert a claim that Tenant has been constructively evicted from all or any portion of the Demised Premises, because of a condition resulting from Landlord’s fault or from the action or omission of any other tenant of leased space in the Building, unless Tenant shall have first informed Landlord, and such other persons as are entitled to notice pursuant to the provisions of Section 13.2 hereof, in writing, of the objectionable condition or conditions, and Landlord, or such other persons referred to in Section 13.2 hereof, shall have failed within a reasonable time after receipt of such notice, not to exceed twenty (20) days, to remedy the condition or conditions complained of. The Tenant’s obligations to Landlord pursuant to this Article shall survive the termination of this Lease.

ARTICLE 9

Intentionally Deleted

ARTICLE 10

Inspection By Landlord - Right To Enter

Section 10.1 Tenant, at all times during the term hereof after reasonable advance notice to Tenant (except in an emergency, in which event only such notice, if any, as is reasonable under the circumstances shall be required), shall permit inspection of the Demised Premises during business hours by Landlord, and Landlord’s agents or representatives, and by or on behalf of prospective purchasers and/or mortgagees, and, during the six (6) months next preceding the expiration of this Lease, shall permit inspection thereof by or on behalf of prospective tenants.

Section 10.2 Provided same do not unreasonably interfere with Tenant’s business, Tenant shall permit Landlord to erect, use and maintain unexposed pipes, wires, ducts and conduits in and through the Demised Premises. Landlord or Landlord’s agents shall have the right, after reasonable advance notice to Tenant (except in an emergency, in which event only such notice, if any, as is reasonable under the circumstances shall be required) to enter the Demised Premises to facilitate the making of repairs and improvements to other portions of the Building, including other tenant’s space, and to make such repairs or alterations as Landlord deems desirable for the proper operation of the Building. In connection with the foregoing, Landlord shall be allowed to take all materials into and upon the Demised Premises that may be required for such repairs, improvements or alterations, without the same constituting an eviction of Tenant, in whole or in part, and without any abatement or diminution of the Basic Rent or additional rent. In making of such repairs or alterations, Landlord, to the extent practicable and consistent with efficiency and economy, will exercise reasonable diligence so as to minimize the disturbance of or interference with the business of Tenant. Nothing herein contained, however, shall be deemed or construed to impose on Landlord any obligation, responsibility or liability whatsoever for the care, supervision or repair of the Building or any part thereof, other than as herein provided. Landlord shall also have the right, at any time, without the same constituting an actual or constructive eviction, and without incurring any liability to Tenant therefor, to change the arrangement and/or location of entrances or passageways, doors and doorways and corridors, elevators, stairs, toilets or other public parts of the Building, provided Landlord, at its expense, shall make such alterations, additions or changes which may be required to adapt the Demised Premises to such new conditions.

ARTICLE 11

Condemnation

Section 11.1 If all, or substantially all, of the Building shall be lawfully condemned or taken in any manner for any public or quasi-public use, this Lease shall cease and terminate as of the date of vesting of title in the condemnor.

Section 11.2 If a portion of the Building shall be so condemned or taken, but if such taking shall substantially affect the Demised Premises or if such condemnation or taking shall be of a substantial part of the Demised Premises, and Tenant is prevented thereby from operating its business in the Demised Premises, Landlord and Tenant shall each have the right, by delivery of notice in writing to the other party, to terminate this lease and the term and estate hereby granted, as of the date of the vesting of title in the condemnor. If neither party shall so elect, this Lease shall be and remain unaffected by such condemnation or taking, except that, effective as of the date of actual taking, the Basic Rent payable by Tenant shall be diminished by an amount which shall bear the same ratio to the Basic Rent as the rentable square foot floor area of the portion of the Demised Premises taken bears to the rentable square foot floor area of the Demised Premises, and Tenant’s Proportionate Share shall be adjusted accordingly.

Section 11.3 In the event of the termination of this Lease in accordance with the provisions of Section 11.1 or 11.2 hereof, the Basic Rent and the additional rent shall be apportioned and prorated accordingly. In the event of any taking, partial or otherwise, Tenant shall not be entitled to claim or receive any part of any award or compensation which may be awarded in any such condemnation proceeding, or as a result of such condemnation or taking, whether the same be for the value of the unexpired term of this Lease or otherwise, or to any damages against Landlord and/or the condemning authority. Nothing herein contained, however, shall be deemed to preclude Tenant from making any separate claim against the condemnor for the value of any fixtures or other installations made by Tenant in the Demised Premises and which do not, upon installation or the expiration or earlier termination of this Lease, become the property of Landlord, or for Tenant’s moving expenses, provided the award for such claim or claims, except as herein provided, is not in diminution of the award made to Landlord.

ARTICLE 12

Fire and Other Casualty and Required Insurance

Section 12.1 (a) If the Demised Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Landlord and this Lease shall continue in full force and effect except as hereinafter set forth.

(b) If the Demised Premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Landlord and the rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the premises which is usable.

(c) If the Demised Premises are totally damaged or rendered wholly unusable by fire or other casualty, the rent shall be paid up to the time of the casualty and thenceforth shall cease until the date when the Demised Premises shall have been repaired and restored by Landlord, subject to Landlord’s right to elect not to restore the same as hereinafter provided.

(d) If the Demised Premises are rendered wholly unusable (whether or not the Demised Premises are damaged in whole or in part) or if the Building shall be so damaged that Landlord shall decide to demolish it or to rebuild it then, in any of such events, Landlord may elect to terminate this Lease by written notice to Tenant given within ninety (90) days after such fire or casualty specifying a date for the expiration of this Lease, which date shall not be more than sixty (60) days after the giving of such notice, and upon the date specified in such notice, the term of this Lease shall expire as fully and completely as if such date were the date set forth above for the expiration of this Lease and Tenant shall forthwith quit, surrender and vacate the premises without prejudice, however, to Landlord’s rights and remedies against Tenant under the Lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Landlord shall serve a termination notice as provided for herein, Landlord shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition subject to delays due to adjustment or insurance claims, labor troubles and causes beyond Landlord’s control.

(e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty, except as may be expressly provided otherwise in Section 12.2.

Section 12.2 Landlord shall maintain reasonable insurance on the Building for its own benefit. Landlord will use good faith efforts to secure an appropriate clause in, or endorsement to, any fire and extended coverage insurance policy covering the Building, pursuant to which its insurance companies (i) waive all right of claims and/or subrogation against Tenant with respect to losses payable under such policies and/or (ii) agree that such policies shall not be invalidated should the insured waive in writing prior to a loss any or all rights of recovery against any party for losses covered by such policies, and having obtained either of such clauses or endorsements, Landlord agrees that it will not make any claim against or seek to recover from Tenant for any loss or damage to the Building covered by such fire and extended coverage insurance to the extent that the entire loss or damage has been paid by the insurance company and collected by Landlord.

Section 12.3 Tenant acknowledges that Landlord will not carry insurance on Tenant’s personal property, contents, furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Landlord will not be obligated to repair any damage thereto or replace the same, for any reason whatsoever. Tenant agrees, throughout the term of this Lease, to maintain insurance against loss or damage by fire and such other risks and hazards as are insurable under present and future standard forms of fire and extended coverage insurance policies (including, without limitation, protection against vandalism, malicious mischief and sprinkler, equipment, boiler and machinery insurance against leakage or explosion), to the personal property, furniture, furnishings and fixtures belonging to

Tenant located in the Demised Premises, an amount adequate to cover actual replacement cost, which insurance policies may include a provision for the deduction from any recovery thereof of a sum in such amount as is then standard in insurance policies insuring property similar to Tenant’s property. Prior to Tenant’s taking occupancy of, or undertaking work in, any portion of the Demised Premises, and thereafter not less than thirty (30) days prior to the expiration of any policy or policies, evidence of the issuance, or renewal, of such policy or policies, or a new certificate for the initial or renewal period, as the case may be, shall be delivered to Landlord. Such insurance shall contain an agreement on the part of the insurance company (a) not to cancel such policy or coverage, or change the terms of such coverage, without thirty (30) days prior written notice to Landlord and (b) that no act or omission of any named assureds will invalidate the policy as to the other named insureds. Tenant agrees to look solely to its insurance company for payment for any loss or damage to its property, and not to make any claim against, or seek to recover from, Landlord, its servants, agents or employees for such loss or damage, whether or not the loss or damage was due to the acts or omissions of Landlord or its servants, agents or employees. Upon the occurrence of any casualty insured against, Tenant shall have full authority to, and shall, take all necessary measures to negotiate, compromise or adjust any loss under Tenant’s policy. Tenant hereby waives any and all right of recovery which it might otherwise have against Landlord, its employees and servants, agents and employees for loss or damage to Tenant’s furniture, furnishings, fixtures and personal property. Tenant will use good faith efforts, at its cost and expense, to secure an appropriate cause in each policy of insurance that Tenant is, by the terms and provisions of this Lease, required to obtain or which is obtained by Tenant, an endorsement (i) waiving the right of subrogation against Landlord and its mortgagees with respect to losses payable under such policies or (ii) agreeing that such policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policies.

Section 12.4 Subject to the foregoing provisions of this Article 12, Tenant hereby expressly waives the provisions of Section 227 of the Real Property Law, or any other law or statute hereafter enacted of similar import, and agrees that the foregoing provisions of this Article shall govern and control in lieu thereof.

Section 12.5 Tenant shall maintain at its own cost and expense:

(a) Comprehensive General Liability Insurance covering the Demised Premises on an occurrence basis with minimum limits of liability in an amount equal to One Million ($1,000,000.00) Dollars for bodily injury, personal injury or death to any one person and Three Million ($3,000,000.00) Dollars for bodily injury, personal injury or death to more than one (1) person, or a single limit of Three Million ($3,000,000.00) Dollars for bodily injury, personal injury or death per occurrence, and Five Hundred Thousand ($500,000.00) Dollars with respect to damage to property by water or otherwise, such policy shall name Landlord, the holder of any mortgage and/or over, ground or master lease on all or any portion of Landlord’s interest in the Land and/or Building, as additional named assureds to the extent of Tenant’s acts or omissions or the acts or omissions of Tenants’ contractors, agents, its and their employees and its guests, customers or invitees and shall provide that the same may not be cancelled or terminated without at least thirty (30) days written notice to Landlord and the additional named assureds by the insurance company issuing such policy, and that no act or omission to act of Tenant shall invalidate such insurance as to Landlord and the other additional named assureds;

(b) Worker’s Compensation and Employer’s Liability Insurance in accordance with the laws of the State of New York; and

(c) When required by Landlord, such other insurance against other insurable hazards and in such amounts as may from time to time be commonly and customarily insured against and are generally available for tenants in first-class, Class A office buildings in New York City, New York.

Tenant shall provide Landlord with certificates of insurance prior to the Commencement Date of the Lease evidencing Tenant’s compliance with the coverage requirements set forth in this Section and naming the Landlord as an additional insured and lost payee for every policy.

ARTICLE 13

Subordination

Section 13.1 This Lease is, and at all times shall continue to be, subject and subordinate to (i) all mortgages and/or over, ground or master leases which may now or hereafter affect all or any portion of the Land, Building and other improvements now or hereafter erected on the Land and any and all further advances on all such mortgages, and (ii) any renewals, spreaders, increases, modifications, consolidations, replacements and extensions of such mortgages or leases. This clause shall be self-operative, and no further instrument of subordination shall be required, except Tenant, if requested by any such mortgagee or lessor or proposed mortgagee or lessor, agrees to confirm this subordination by promptly executing (in recordable form) any certificate or other document that Landlord may reasonably request in confirmation of such subordination. Landlord shall use commercially reasonable efforts to obtain a non-disturbance agreement for the Tenant from the existing lender.

Section 13.2 Tenant, for the benefit of any mortgagee, agrees that:

(a) except as otherwise provided for herein, it will not pay to Landlord more than one month’s rent in advance;

(b) except as otherwise provided for herein, it will not enter into any agreement with Landlord canceling this Lease, or modifying or amending the same, so as to reduce the Basic Rent or additional rent payable hereunder, shorten the term hereof, or otherwise materially adversely affect the rights of Landlord hereunder; and

(c) in the event of any default on the part of Landlord arising out of or accruing under this Lease, whereby the validity or the continued existence of this Lease might be impaired or terminated by Tenant by reason of any such default or defaults, Tenant will give written notice thereof to any mortgagee or holder of a ground, master or over lease affecting all or any part of the Land and/or Building, and grant to such mortgagee or holder of a ground, master or over lease a reasonable time after the giving of such notice by Tenant to cure and following the time when such mortgagee or leaseholder shall have become entitled under the applicable mortgage or lease to remedy the same, and that such right on the part of any such mortgagee or holder of a ground, master or over lease to cure any such default or defaults shall not be deemed to create any obligation on such party’s part to cure or to undertake the elimination of any such default or defaults, unless the mortgagee or holder of a ground, master or over lease elects to do so.

ARTICLE 14

Certificates by Tenant and Landlord

Section 14.1 At any time and from time to time, Tenant, for the benefit of Landlord and the holder of any mortgage or ground, master or over lease affecting all or any portion of the Land and/or Building, on at least fifteen (15) days’ prior written request by Landlord, will deliver to Landlord a written statement, in recordable form, certifying that this Lease is not modified and is in full force and effect (or if there shall have been modifications, that the same is in full force and effect as modified, and stating the modifications), the Commencement Date and the dates to which the Basic Rent, additional rent and other charges have been paid, and whether or not, to the best knowledge of the signer of such statement, there are any then existing defaults on the part of either Landlord or Tenant in the performance of the covenants, conditions or other provisions of this Lease, and, if so, specifying the default of which the signer of such statement has knowledge.

ARTICLE 15

Events of Default

Section 15.1 If Tenant defaults in fulfilling any of the covenants of this Lease including, without limitation, the covenants for the payment of Basic Rent, additional rent or any other charge or payment payable under this Lease (any failure in such payment being hereinafter referred to as a “Monetary Default”); or if the Demised Premises become vacant or deserted for a period in excess of twenty (20) business days other than as a result of a casualty rendering the Demised Premises untenantable; or if there shall be filed by or against Tenant in any court pursuant to any statute a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver, custodian or trustee of all or a portion of Tenant’s property or if Tenant makes an assignment for the benefit of creditors, or petitions for or enters into arrangement with creditors, any of which actions are not dismissed within thirty (30) days (any of which events are hereinafter referred to as an “Event of Insolvency”); or if the Demised Premises are materially damaged by reason of negligence or carelessness of Tenant, its agents, employees or invitees; or if any execution or attachment shall be issued against Tenant or any of Tenant’s property whereupon the Demised Premises shall be taken or occupied by someone other than Tenant; or if Tenant shall fail to move into or take possession of the Demised Premises within thirty (30) days after the commencement of the term of this Lease; then, in any one or more of such events, upon Landlord serving a written five (5) days notice upon Tenant specifying the nature of said default and upon the expiration of said five (5) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of is other than a Monetary Default or an Event of Insolvency and shall be of a nature that the same cannot be completely cured or remedied within said five (5) day period, and if Tenant shall not have diligently commenced curing such default within such five (5) day period, and if Tenant shall not thereafter with reasonable diligence and in good faith proceed to remedy or cure such default, then Landlord may serve a written three (3) days notice of cancellation of this Lease upon Tenant, and upon the expiration of said three (3) days, this Lease and the term thereunder shall end and expire as fully and completely as if the expiration of such three (3) day period were the day herein definitely fixed for the end and expiration of this Lease and the term thereof and Tenant shall then quit and surrender the Demised Premises to Landlord but Tenant shall remain liable as hereinafter provided. Without limiting the generality of any provision of this Lease, in the event any notices of default are served under this Section 15.1 and Tenant cures the default prior to the termination of this Lease, Tenant shall be responsible for the payment of Landlord’s reasonable attorneys’ fees and costs incurred in connection with the preparation and services of such notices.

Section 15.2 If the notice provided for in Section 15.1 hereof shall have been given, and the term shall expire as aforesaid or if Tenant shall make default in the payment of the Basic Rent reserved herein or any item of additional rent herein mentioned or any part of either or in making any other payment herein required; then and in any of such events Landlord may re-enter the Demised Premises either by force or otherwise and dispossess Tenant and the legal representative of Tenant or other occupants of the Demised Premises by summary or other legal proceedings or otherwise and remove their effects and hold the premises as if this Lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end.

Section 15.3 Notwithstanding any expiration or termination prior to the Lease expiration date as set forth in this Article 15, Tenant’s obligation to pay Basic Rent and additional rent under this Lease shall continue to and cover all periods up to the date provided in this Lease for the expiration of the term hereof.

Section 15.4 In case of any such re-entry, expiration and/or dispossess by summary proceedings or otherwise as set forth in this Article 15 (a) the rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, together with such expenses as Landlord may reasonably incur for legal expenses, reasonable attorneys’ fees, brokerage fees, and/or putting the Demised Premises in good order, or for preparing the same for re-rental; (b) Landlord may relet the premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms, which may at Landlord’s option be less than or exceed the period which would otherwise have constituted the balance of the term of this Lease and may grant concessions or free rent; and/or (c) Tenant or its successors shall, in addition to the other rights and remedies and damages Landlord has, or may claim, prove or collect, by virtue of any other provision contained herein or by virtue of any statute or rule of law, also pay Landlord as liquidated damages (and not as a penalty) for the failure of Tenant to observe and perform said Tenant’s covenants herein contained either (i) all monetary obligations arising under this Lease, including, without limitation, Base Rent and additional rent required under the Lease after Tenant abandons the Demised Premises or is evicted or dispossessed, provided that the subject default is monetary or arises from the failure to perform a material obligation, or (ii) any deficiency between all of the monetary obligations arising under this Lease, including, without limitation, the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the Demised Premises for each month of the period which would otherwise have constituted the balance of the term of this Lease or, at Landlord’s option. In computing such liquidated damages there shall be added to the said deficiency such expenses as Landlord may reasonably incur in connection with reletting, such as legal expenses, reasonable attorneys’ fees, brokerage fees and for keeping the Demised Premises in good order or for preparing the same for reletting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent days specified in this Lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar proceeding. Landlord, at Landlord’s option and expense, may make such alterations, repairs, replacements and/or decorations in the demised premises as Landlord, in Landlord’s sole judgment, considers advisable and necessary for the purpose of reletting the Demised Premises; and the making of such alterations and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure or refusal to relet the Demised Premises or any parts thereof, or, in the event that the Demised Premises are relet, for failure to collect the rent thereof under such reletting. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy, in law or in equity.

Section 15.5 In the event Tenant fails to pay when due any installment of Basic Rent or item of additional rent herein mentioned or any part of either or making any other payment herein required, then Tenant shall, in addition to, and not in substitution of, the unpaid installment, item or charge or any part of the same, pay to Landlord, on demand, interest at the per annum rate of fifteen (15%) percent (or if such rate be illegal, then the highest permissible rate) on the unpaid installment, item or charge from the due date of the respective installment, item or charge, or all or any portion thereof through the date of payment. In addition, Tenant shall, at such time as each such late or delinquent payment is paid, pay to Landlord an administrative charge (and not as a penalty) in the amount of Five Hundred and 00/100 ($500.00) Dollars for each such late or delinquent payment to reimburse Landlord for the expense and time involved in handling such delinquent payments. Nothing contained in this Section 15.5 shall be a grant of a grace period or in any way toll or extend any payment date, it being understood that Landlord may reject or refuse to accept any delinquent or late payment.

ARTICLE 16

Waivers

Section 16.1 After re-entry thereupon, by Landlord, or after any warrant to dispossess or judgment in ejectment, Tenant, for itself and for all persons claiming through or under it, hereby expressly waives any and all rights which are or may be conferred upon Tenant by any present or future law to redeem the Demised Premises, or after reentry, to any new trial in any action of ejectment under any provision of law. If Landlord shall acquire possession of the Demised Premises by summary proceedings, or in any other lawful manner without judicial proceedings, it shall be deemed a re-entry within the meaning of that word as used in this Lease.

Section 16.2 Except in the case of any action, proceeding or counterclaim brought or asserted by either of the parties against the other for personal injury or property damage, Landlord and Tenant hereby waive a trial by jury of any and all issues arising in any action or proceeding or counterclaim between the parties hereto, or their successors, arising out of or in any way connected with this Lease (or any of its provisions), Tenant’s use or occupancy of the Demised Premises, and/or any claim of injury or damage. Tenant hereby expressly waives the right to interpose a counterclaim except compulsory counterclaims against Landlord in any summary proceeding brought by Landlord against Tenant pursuant to this Lease, and agrees that it will not seek to consolidate or join for trial with any such summary proceedings, any action or proceeding Tenant may theretofore have commenced, or thereafter commence, against Landlord.

Section 16.3 Failure of Landlord to insist on strict performance of the covenants, conditions or other terms of this Lease, or to exercise any option herein conferred on Landlord in any one or more instances, shall not be construed as a waiver or relinquishment for the future of any covenants, conditions, options or terms, but the same shall be and remain in full force and effect. The receipt by Landlord of any installment of Basic Rent or item of additional rent or other charge payable hereunder with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision hereof shall be deemed to have been made unless expressed in writing and signed by Landlord. No surrender of the Demised Premises shall be valid unless accepted by Landlord in writing. This Lease shall not be modified by any oral or implied agreement or custom, all the terms of the contract between Landlord and Tenant having been fully set forth herein.

ARTICLE 17

Landlord May Cure Defaults

Section 17.1 In the event of any breach of this Lease, or of any covenant hereof by Tenant, Landlord may, at any time thereafter, on reasonable notice to Tenant, cure such breach for the account and at the expense of Tenant. If Landlord, by reason of such breach, is compelled or elects to pay any sum of money, or do any act which would require the payment of any sum of money, or incurs any expense, including reasonable attorneys’ fees, in instituting, prosecuting or defending any action or proceeding to enforce Landlord’s right hereunder or otherwise, the sums so paid or expenses and obligations so incurred by Landlord, together with interest at the per annum rate of fifteen (15%) percent (or if such rate be illegal, at the highest permissible rate) through the date of payment shall be deemed to be an item of additional rent hereunder, and shall be paid by Tenant to Landlord within ten (10) days of rendition of a bill to Tenant therefor.

ARTICLE 18

Security Deposit

Section 18.1 Upon execution of this Lease by Tenant, Tenant has deposited with Landlord the sum of Thirty Thousand Six Hundred Sixty-Six and 67/100 Dollars ($30,666.67) as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this Lease, including, but not limited to, the payment of Rental and Additional Rent, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and Additional Rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant’s default in respect of any of the terms, covenants and conditions of this Lease including, but not limited to, any damages or deficiency in the re-letting of the Demised Premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. In the event that Tenant shall reasonably comply with all of the terms, provisions, covenants and conditions of this Lease, the security shall be returned to Tenant after the date fixed as the end of the lease and after delivery of entire possession of the Demised Premises to Landlord. In the event of a sale of the Property and Building or leasing of the Building, Landlord shall transfer the security to the vendee or lessee and provided that the vendee or lessee accepts the security deposit by a written agreement (a copy of which shall be provided to the Tenant), Landlord shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new landlord solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the moneys deposited herein as security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

Section 18.2 It is the intention of the parties that Tenant shall deposit with Landlord and Landlord shall maintain a sum equal to Thirty Thousand Six Hundred Sixty-Six and 67/100 Dollars ($30,666.67) at all times under this Lease. In the event that Landlord has properly made any application of all or any part of the security deposit as per the terms and provisions of this Lease, Tenant shall, upon demand by Landlord, pay Landlord any sum or sums necessary to maintain a security deposit equal to Thirty Thousand Six Hundred Sixty-Six and 67/100 Dollars ($30,666.67).

ARTICLE 19

Miscellaneous Provisions

Section 19.1 The parties covenant and agree that neither this Lease nor any of the certificates set forth in Article 14 of this Lease shall be recorded.

Section 19.2 If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

Section 19.3 Unless specifically provided otherwise in this Lease, where Landlord’s consent or approval is required (whether under the terms of this Lease or pursuant to any rule or regulation now existing or hereafter promulgated by Landlord as hereinafter provided), Landlord may withhold or delay such approval or consent in its sole discretion and without justification.

Section 19.4 Except as may be otherwise provided herein, if Landlord is unable to deliver possession of all or any portion of the Demised Premises because of the holding-over or retention of possession of any tenant, under tenant or occupant, or for any other reason, Landlord shall not be subject to any liability for failure to give possession and the validity of this Lease shall not be impaired under such circumstances, nor shall the same be construed in any way to extend the term of this Lease. If permission is given to Tenant to enter into the possession of all or any portion of the Demised Premises prior to the date specified as the commencement of the term of this Lease, Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this Lease, except as to the covenant to pay rent. The provisions of this section are intended to constitute “an express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law.

Section 19.5 Intentionally Deleted.

Section 19.6 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original. Said counterparts shall constitute one and the same instrument and shall be binding upon each of the undersigned as fully and completely as if all had executed the same instrument.

Section 19.7 If at any time there shall occur an Event of Default hereunder, and if either party shall institute an action or summary proceedings against the other based upon such Event of Default, then the losing party shall reimburse the prevailing party for the reasonable expenses of attorneys’ fees and disbursements incurred by the prevailing party. The amount of such expenses payable to the Landlord shall be deemed to be “Additional Rent” hereunder.

ARTICLE 20

Quiet Enjoyment

Section 20.1 If and so long as Tenant pays the Basic Rent, additional rent and other charges reserved or payable under this Lease, and performs and observes all the covenants and provisions hereof, Tenant may quietly enjoy the Demised Premises during the term of this Lease, without hindrance or molestation by any one claiming by or through Landlord, subject, however, to the terms of this Lease and to all ground, over or master leases and the mortgages hereinbefore mentioned and to which this Lease is subordinate.

ARTICLE 21

Definitions

Section 21.1 The term “Landlord” as used in this Lease, shall mean only the owner, or the mortgagee in possession, for the time being, of the Land or the Building (or the owner, or the leasehold mortgagee in possession, of a lease of the Land or the Building), so that in the event of any transfer of title to said Land and/or Building or said lease, or in the event of a lease of the Building or of the Land, the said Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder, and it shall be deemed and construed as a covenant running with the Land, without further agreement between the parties or their successors in interest, or between the parties and the transferee of title to said Land and/or Building or said lease, or the said lessee of the Land or the Building, that the transferee of title or the lessee has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder.

Section 21.2 The term “rent” as used in this Lease, shall mean Basic Rent, additional rent and all other charges or payments payable under this Lease.

ARTICLE 22

Surrender

Section 22.1 On the last day of the term demised, or on the sooner termination thereof, Tenant shall peaceably and quietly leave, surrender and yield up unto Landlord the Demised Premises, broom-clean, in good order and repair, ordinary wear and tear excepted, together with all alterations, additions and improvements which may have been made in the Demised Premises, except as otherwise provided for under this Lease. All property not removed by Tenant shall be deemed abandoned by Tenant. Notwithstanding anything to the contrary herein contained, Tenant agrees that the minimal use and occupancy charge payable by Tenant for any holdover period shall be at a per annum rate (prorated for the holdover period) equal to one and a half (1.5) times the rent payable by Tenant for the last lease year of the expired term, but nothing herein contained shall be a consent by Landlord to such holdover.

ARTICLE 23

Notices

Section 23.1 Any notice or demand, consent, approval or disapproval required to be given by the terms and provisions of this Lease or under any statute, shall be in writing, and shall be given or made by mailing the same, by prepaid, certified mail, addressed to (i) Landlord at 39-40 30th Street, Long Island City, New York 11101, with a copy to Dennis O’Rourke, Esq., c/o Ruskin Moscou Faltischek, P.C. at 190 EAB Plaza, East Tower, 15th Floor, Uniondale, New York 11556-0190, and (ii) Tenant at:

c/o InPhonic, Inc.

1010 Wisconsin Avenue - Suite 600

Washington, D.C. 20007

Attn: Walter W. Leach

Phone: (202) 333-0001

Fax: (202) 333-5007

Either party, however, may designate in writing such new or other address to which such notice given hereunder by mail shall be deemed delivered when deposited in a general or branch office maintained by the United States Postal Service, enclosed in a certified, prepaid wrapper, addressed as hereinbefore provided.

ARTICLE 24

No Representations by Landlord

Section 24.1 Landlord and Landlord’s agents have made no representations or promises with respect to the Building or the Demised Premises, except as herein expressly set forth. This Lease sets forth the full understanding of the parties. No agreement hereafter made shall be effective to change, modify, discharge or constitute an abandonment of this Lease, in whole or in part, unless such agreement is in writing and signed by the party against whom enforcement of such change, modification, discharge or abandonment is sought.

ARTICLE 25

Inability to Perform

Section 25.1 This Lease, and the obligation of Tenant to pay Basic Rent, additional rent and the other charges payable hereunder and to perform all the other covenants and agreements hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease, or to supply, or is delayed in supplying, any service expressly or impliedly to be supplied, or is unable to make, or is delayed in making, any repair, addition, alteration or decoration, or is unable to supply or is delayed in supplying any equipment or fixtures, if Landlord is prevented from or delayed in doing so by reason of strikes or labor troubles, or any outside cause whatsoever, including, but not limited to, governmental preemption in connection with a national emergency, or by reason of any rule, order or regulation of any department or subdivision thereof of any governmental agency, or by reason of the condition of supply and demand which have been or are affected by war or other emergency.

ARTICLE 26

Broker

Section 26.1 Tenant and Landlord warrant and represent to the other that it dealt with no broker in connection with this transaction and had no conversations or dealings with any broker in connection with this transaction and each party hereby indemnifies the other party against any claims of any broker or party by reason of said broker or party having had any conversations or dealings with either party in connection with this transaction and does hereby indemnify the other party against the same and agrees to reimburse the other party for any damages it might sustain by reason of such claims including the cost of defending any action, including reasonable legal fees, in connection therewith.

ARTICLE 27

Successors and Assigns

Section 27.1 The covenants and agreements contained in this Lease shall inure to the benefit of, and be binding on the parties hereto and on their respective successors in interest and legal representatives, except as expressly otherwise hereinbefore provided.

ARTICLE 28

Exculpation

Section 28.1 If Landlord or any successor in interest of Landlord shall be an individual, joint venture, tenancy-in-common, firm or partnership, general or limited, there shall be no personal liability on such individual or on the members of such joint venture, tenancy-in-common, firm or partnership in respect to any of the covenants or conditions of this Lease on Landlord’s part to be performed. Further, Tenant shall look wholly and solely to the equity of Landlord in the Real Property and the proceeds therefrom for the satisfaction of the remedies of Tenant for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of a default by Landlord hereunder, and no other property or assets of Landlord or its partners or principals, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant’s use or occupancy of the Demised Premises.

ARTICLE 29

Article Headings

Section 29.1 The Article headings in this Lease and the Table of Contents prefaced to this Lease are inserted only as a matter of convenience and reference. They are not deemed as limiting in any manner the content of the provisions which they describe, and are not to be given any effect whatsoever in construing the provisions of this Lease.

ARTICLE 30

Renewal Option

Section 30.1 Provided Tenant is not in default under this Lease and has not assigned its interest in this Lease or sublet the Demised Premises, or any part thereof, Tenant shall (provided that this Lease shall not have been theretofore earlier terminated) have one (1) option (the “Renewal Option”) to extend the term of this Lease for a two (2) year renewal period (the “Renewal Term”) upon the terms and conditions set forth herein.

Section 30.2 (a) The Renewal Term shall commence on the expiration of the last lease year of the term of the Lease and shall expire on the second (2nd) anniversary thereof (the “Renewal Expiration Date”), or such earlier date upon which this Lease may be terminated as herein provided.

(b) The Renewal Option may be exercised only by Tenant giving Landlord written notice (the “Renewal Notice”) of such exercise at least six (6) months prior to the expiration date of the last lease year of the term of the Lease, provided, however, that the Renewal Notice shall be validly and effectively given only if, on the date that Tenant shall exercise the Renewal Option (the “Exercise Date”) the requirements of Section 30.1 have been satisfied. Time shall be of the essence with respect to the giving of the Renewal Notice by Tenant to Landlord.

(c) Notwithstanding anything to the contrary contained in this Section 3.02, if, on the commencement of the Renewal Term, there shall be an uncured default by Tenant beyond any applicable notice and cure period, then Landlord, in Landlord’s sole and absolute discretion, may elect, by written notice to Tenant, to void Tenant’s exercise of the Renewal Option, in which case Tenant’s exercise of the Renewal Option shall be of no force or effect and this Lease shall terminate on the last day of last year of the term of the Lease, unless sooner canceled or terminated pursuant to the provisions of this Lease or by law.

(d) If Tenant shall validly exercise the Renewal Option in accordance with the provisions of this Section 30.2, then this Lease shall be extended for the Renewal Term upon all of the same terms, covenants and conditions contained in this Lease (other than for any provisions relating to Landlord’s obligation to do any construction or other work in the Demised Premises, prior to the Commencement Date or to give an allowance for any such construction or other work in the Demised Premises prior to the Commencement Date, except that during the Renewal Term, the Basic Rent shall be as computed in accordance with Section 30.3, and from and after the Exercise Date but subject to the provisions of Section 30.2(c) all references in this Lease to the expiration or termination of this Lease shall be deemed to refer to the last date of the Renewal Term and all references in this Lese to the “term” shall be deemed to include the Renewal Term.

Section 30.3 The Basic Rent payable during the Renewal Term shall be computed as follows:

(a) The annual Basic Rent shall be increased annually on the first day of the Renewal Term and on the first day of each subsequent lease year of the Renewal

Term by an amount equal to 5.0% of the Basic Rent payable during the preceding lease year (i.e., Basic Rent payable during the preceding lease year multiplied by 1.05).

Time shall be of the essence with regard to Tenant’s delivery of the Renewal Notice for the Renewal Term. If Tenant shall fail to deliver to Landlord the Renewal Notice exactly as and when required under this Article, the Renewal Option shall terminate immediately and shall have no further force or effect. The parties acknowledge that they have fully negotiated the terms and provisions of this Article. Tenant acknowledges and agrees that Landlord has granted Tenant the Renewal Option in consideration for Tenant’s agreement that the same shall be strictly construed and enforced and that in the event the Renewal Option shall terminate as provided above, Tenant shall not be entitled to any grace, notice or cure periods otherwise provided under this Lease. This Renewal Option is personal to CAIS ACQUISITION LLC and shall not be assigned to any other entity regardless if the Landlord herein has consented to any assignment.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement the day and year first above written.

LANDLORD:
GANESH MANAGEMENT, LLC

By:	/S/ ANJALI GOPALANI
Name:	Anjali Gopalani
Title:	Member

ATTEST:

/S/ MOLLY RUSH
Name:	Molly Rush
Title:	Attorney

TENANT:
CAIS ACQUISITION LLC

By:	/S/ AARON N. DANIELS
Name:	Aaron N. Daniels
Title:	Authorized Representative of sole Member

ATTEST:

/S/ JOHN DARBY
Name:	John Darby
Title:	Director, Customer Experience